EXHIBIT 4.1
                            STOCK PURCHASE WARRANT

      THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE UNDERLYING COMMON STOCK HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO TRANSAMERICAN WASTE INDUSTRIES, INC. ("COMPANY") OF AN OPINION OF COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR SUBMISSION TO THE COMPANY OF OTHER REASONABLE EVIDENCE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAW OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

      The undersigned, TransAmerican Waste Industries, Inc., a Delaware corporation ("COMPANY"), for good and valuable consideration, receipt of which is hereby acknowledged, hereby certifies and confirms that:

      1. The Company hereby grants to USA Waste Services, Inc. ("WARRANT HOLDER") the right to purchase, at the option of the Warrant Holder and on the terms and conditions hereinafter set forth, all or any part of 1,500,000 shares ("SHARES") of common stock, $.001 par value per share, of the Company, such right to be exercisable at a purchase price ("PURCHASE PRICE") equal to $1.50 per share. This Warrant may be exercised at any time, and from time to time, during the period from the date hereof and ending at 5:00 p.m. Houston, Texas time, on December 31, 2001. The number of Shares subject to this Warrant and the Purchase Price therefor shall be subject to adjustment as hereinafter set forth.

      2. This Warrant may be exercised by the Warrant Holder from time to time by delivery of written notice specifying therein the number of shares which it has elected to purchase and the payment in cash or by cashier's or official bank check to the Company, or other form of payment acceptable to the Company, of the Purchase Price of the Shares which the Warrant Holder shall then elect to purchase. Notwithstanding the foregoing, the Warrant Holder shall not exercise this Warrant at any one time for an amount of Shares exceeding five percent (5%) of the total number of common stock outstanding of the Company.

      3. The Company shall at all times during the term of this Stock Purchase Warrant reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Stock Purchase Warrant, and shall pay all fees and expenses necessarily incurred by the Company in connection therewith. The reserved shares may be either authorized and unissued shares of its Common Stock or shares of Common Stock held in its treasury, or partly unissued and partly treasury shares.

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      4. This Warrant, and the rights and privileges conferred hereby may be exercised by the Warrant Holder and its or his legal representatives, successors or permitted assignees. This Warrant, and all registration rights of the Warrant Holder as set forth in that certain Purchase and Sale Agreement between the parties hereto dated December 3, 1996, may be transferred by the Warrant Holder from time to time in whole or in part.

      5. Wherever this Stock Purchase Warrant specifies a number of Shares or a Purchase Price per share, the specified number of Shares or the specified Purchase Price per share shall be changed to reflect adjustments required by this section.

      5.1 ADJUSTMENTS. If prior to the expiration or exercise of this Warrant there shall be any change in the capital structure of the Company, the Shares covered by the Warrant and the Purchase Price payable therefor shall be adjusted as follows:

            a. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of Shares purchasable upon exercise of this Stock Purchase Warrant immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of such event or any record date with respect thereto. An adjustment made pursuant to this PARAGRAPH (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            b. In case the Company shall issue rights, options or warrants to all or substantially all holders of its shares of Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the Purchase Price of this Warrant, the number of Shares thereafter purchasable upon the exercise of this Stock Purchase Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Purchase Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

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            c. In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options or warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in PARAGRAPH (B) above) then in each case the number of Shares thereafter purchasable upon the exercise of this Stock Purchase Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the Purchase Price of this Warrant on the date of such distribution, and of which the denominator shall be the Purchase Price of the Warrant less the then fair market value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

            d. Whenever the number of Shares purchasable upon the exercise of this Stock Purchase Warrant is adjusted, as herein provided, the Purchase Price per share payable upon exercise hereof shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

            e. Whenever the number of Shares purchasable upon the exercise of this Warrant or the Purchase Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments setting forth the number of Shares purchasable upon the exercise of such Warrant and the Purchase Price of such Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

            f. For the purpose of this SECTION 5, the term "COMMON STOCK" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Stock Purchase Warrant, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this SECTION 5, the Warrant Holder shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Purchase Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in PARAGRAPHS (A) THROUGH (E), inclusive, above and

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      the other Sections of this Stock Purchase Warrant shall apply on like terms to any such other shares.

      5.2 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In the event of any consolidation of the Company with or merger of the Company into another corporation or in the event of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Warrant Holder shall have the right thereafter upon payment of the Purchase Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 5. The Company shall mail by first class mail, postage prepaid, to the Warrant Holder, notice of the execution of any such agreement. The provisions of this SUBSECTION 5.2 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

      5.3 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Purchase Price of the number or kind of Shares purchasable upon the exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Stock Purchase Warrant.

      5.4 LEGEND ON SHARES. In the event that, notwithstanding the Company's covenant in SECTION 9.2(C) of the Purchase and Sale Agreement dated December 3, 1996 among the Company and certain affiliates of the Warrant Holder to file a registration statement in respect of the Shares to be effective by June 30, 1997, the Warrant Holder exercises the Warrant before such registration statement is effective, the Shares shall contain a legend stating that the Shares have not been registered under the Securities Act of 1993, as amended, or the securities laws of any state or other jurisdiction.

      6. This Stock Purchase Warrant shall be construed and enforced in accordance with the laws of the State of Texas. Any notices to be given under the terms of this Stock Purchase Warrant shall be addressed to the Company at 314 North Post Oak Lane, Houston, Texas 77024, Attention: Chairman, and notice to be given to the Warrant Holder shall be addressed to it at 1001 Fannin, Suite 4000, Houston, Texas 77002 or at any such other address as either party may hereafter designate, by notice in writing, to the other. Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after deposit in the U.S. mail as provided above, or when actually received, if earlier. Either party may change the address for notices or communications to be given to it by written notice to the other party given as provided in this Section.

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      7. This Stock Purchase Warrant shall be binding upon and inure to the benefit of any successor or successors of the Company, and shall inure to the benefit of and shall be enforceable by the Warrant Holder and its legal representatives, successors, heirs and assigns.

      8. As long as USA Waste Services, Inc. or any affiliate of USA Waste Services, Inc. is the Warrant Holder, such Warrant Holder agrees that upon exercise of this Warrant, in whole or in part, it will simultaneously with such exercise (or as soon thereafter as is practical) sell or otherwise transfer and convey to a party unaffiliated with USA Waste Services, Inc. all shares of Common Stock acquired upon such exercise.

      Dated this 31st day of January, 1997.


                                    TRANSAMERICAN WASTE INDUSTRIES, INC.
ATTEST:

/s/ J. DAVID GREEN                      /s/ TOM J. FATJO, JR.
---------------------------             -----------------------------
J. David Green, Secretary               Tom J. Fatjo, Jr., Chairman

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